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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2011

Kratos Defense & Security Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27231 Commission File Number	13-3818604 (I.R.S. Employer Identification Number)

4820 Eastgate Mall, San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (858) 812-7300

N/A
(Former Name, or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

        On February 7, 2011, Kratos Defense & Security Solutions, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Lanza Acquisition Co., a Delaware corporation and its indirect wholly-owned subsidiary ("Merger Sub"), and Herley Industries, Inc., a Delaware corporation ("Herley"). The boards of directors of the Company and Herley have approved the Merger Agreement and the transactions contemplated thereby. Pursuant to the terms of the Merger Agreement, Merger Sub will commence a tender offer (the "Offer") to purchase all of Herley's issued and outstanding shares of common stock, par value $0.10 per share (the "Herley Common Stock"), at a price of $19.00 per share in cash, without any interest thereon (the "Offer Price"). Merger Sub is obligated to commence the Offer as promptly as practicable and in any event no later than February 25, 2011. The Offer will remain open for 20 business days, subject to periods of extension through June 30, 2011 if the conditions to the Offer have not been satisfied at the end of any Offer period (subject to the parties' termination rights under the Merger Agreement).

        The consummation of the Offer is subject to customary closing conditions, including, among other things, the expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and, subject to the terms of the Merger Agreement, any other applicable competition laws and the valid tender of shares of Herley Common Stock representing at least a majority of the total outstanding shares of Herley Common Stock, calculated on a fully diluted basis, and other offer conditions set forth in Annex A to the Merger Agreement. The consummation of the Offer is not subject to any financing condition.

        Upon completion of the Offer, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will be merged (the "Merger") with and into Herley, with Herley surviving as a wholly-owned subsidiary of the Company. At the effective time of the Merger (the "Effective Time"), each outstanding share of Herley Common Stock, other than shares of Herley Common Stock owned by Merger Sub, the Company or any of its subsidiaries or Herley or any of its subsidiaries immediately prior to the Effective Time, or by stockholders who have validly exercised their appraisal rights under Delaware law, will be canceled and converted into the right to receive an amount in cash equal to the Offer Price payable to the holder thereof, on the terms and subject to the conditions set forth in the Merger Agreement. In addition, at the Effective Time, (i) at the election of the holder thereof, each in-the-money option to purchase Herley Common Stock will be canceled and exchanged for a cash payment equal to: (a) the excess, if any, of the Offer Price over the per share exercise price of such in-the-money option, multiplied by (b) the number of shares subject to such in-the-money option; (ii) all other options to purchase Herley Common Stock shall be assumed by the Company (the "Assumed Options") and shall thereafter represent an option to purchase a number of shares of the Company's common stock, with the number of shares of common stock of the Company subject to and the exercise price applicable to such option being appropriately adjusted based on an exchange ratio equal to the fraction obtained by dividing the Offer Price by the average closing sales price for one share of common stock of the Company on the NASDAQ Global Select Market for the 10 trading-day period ending on the first business day immediately preceding the date of the Merger Agreement; and (iii) each restricted stock award granted under any compensation plan or arrangement of Herley and outstanding immediately prior to the Effective Time shall be cancelled at the Effective Time in exchange for the merger consideration payable in respect of such stock.

        The closing of the Merger is subject to, among other conditions, the adoption of the Merger Agreement by holders of a majority of the outstanding shares of Herley Common Stock, if required by applicable law. However, the parties have agreed that if, following completion of the Offer, Merger Sub owns at least 90% of the then outstanding shares of Herley Common Stock, the Merger will be completed without a meeting of the Herley stockholders pursuant to the "short-form merger"

provisions of the Delaware General Corporation Law. In furtherance thereof, Merger Sub may, but is not required to, provide for a "subsequent offering period" in accordance with applicable law following the consummation of the Offer in order to seek additional shares of Herley Common Stock to facilitate the consummation of the Merger using such "short-form merger" provisions. The Merger Agreement also provides that, subject to certain conditions and limitations, Merger Sub will have an irrevocable option (the "Top-Up Option"), exercisable after the completion of the Offer, to acquire a number of shares of Herley Common Stock equal to the lesser of (i) the lowest number of shares that, when added to the number of shares of Herley Common Stock owned by the Company or Merger Sub at the time of the exercise of the Top-Up Option, will constitute one share more than 90% of the number of shares of Herley Common Stock that will be outstanding after giving effect to the exercise of the Top-Up Option, at a price per share equal to the Offer Price, and (ii) the aggregate number of shares held as treasury shares by Herley and the number of additional shares that Herley is authorized to issue under its certificate of incorporation. The Top-Up Option is intended to expedite the timing of the completion of the Merger by permitting the Merger to occur without a meeting of the Herley stockholders pursuant to the "short-form merger" provisions of the Delaware General Corporation Law.

        The Company, Herley and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement. Herley's covenants include, among other things, covenants regarding the operation of the business prior to the closing and covenants prohibiting Herley from soliciting, providing information to third parties in connection with or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that would reasonably constitute, or would reasonably be expected to lead to, a proposal superior to the transactions contemplated by the Merger Agreement.

        The Merger Agreement contains certain termination rights for each of Herley and the Company. In addition, upon the termination of the Merger Agreement under specified circumstances, Herley will be required to pay the Company a termination fee in an amount equal to $9,440,000.

        The foregoing description of the Merger Agreement, the Offer and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

        The Merger Agreement has been attached hereto pursuant to applicable rules and regulations of the Securities and Exchange Commission ("SEC") in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, Herley, their respective subsidiaries and affiliates or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are as of specific dates, subject to limitations agreed upon by the parties and qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Herley, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company's public disclosures.

Financing Arrangements

        On February 7, 2011, in connection with the Offer, the Company entered into a commitment letter (the "Commitment Letter") with Jefferies Group, Inc., Key Capital Corporation and OPY Credit Corp. (collectively, the "Committing Parties"), pursuant to which the Committing Parties have committed to provide debt financing of up to an aggregate of $307.5 million for the Offer. The amount of the commitment is subject to reduction by the amount of net proceeds that the Company raises in its proposed public equity offering; provided that the maximum amount of such reduction shall not exceed $40 million. The commitment of the Committing Parties under the Commitment Letter is subject to customary conditions, including the absence of any material adverse effect on the financial condition of Herley or the Company's ability to consummate the transactions described in the Commitment Letter. The Company intends to commence a private offering to eligible purchasers, subject to market and other conditions, of up to $325 million in aggregate principal amount of senior secured notes due 2017 (the "New Notes"). This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the New Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

        In connection with the offering of the New Notes, the Company has received the consent of the holders of a majority of its existing 10% Senior Secured Notes due 2017 (the "Existing Notes") and has entered into a supplemental indenture (the "Supplemental Indenture") related to the Existing Notes in which such holders agreed to permit the Company to issue the New Notes in an aggregate principal amount not to exceed $325 million in connection with the acquisition of Herley and for general corporate purposes irrespective of whether such New Notes may be issued in compliance with the minimum consolidated fixed charge coverage ratio test contained in the limitation of incurrence of additional indebtedness covenant in the indenture governing the Existing Notes. In addition, the Company has entered into an amendment (the "Amendment") to its existing senior secured credit agreement (the "Credit Agreement") with KeyBank National Association ("KeyBank"), pursuant to which KeyBank has agreed to waive any restrictions in the Credit Agreement with respect to the acquisition of Herley and the issuance of the New Notes. Wilmington Trust FSB and KeyBank also entered into an amendment to the existing intercreditor agreement to make certain changes to such agreement so as to permit the consummation of the acquisition of Herley.

        The foregoing descriptions of the Commitment Letter, the Supplemental Indenture and the Amendment do not purport to be complete and are subject to, and qualified in their entireties by, the full text of each of the Commitment Letter, the Supplemental Indenture and the Amendment, a copy of each of which is attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and the terms of which are incorporated herein by reference.

Additional Information and Where to Find It

        No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. The Offer for the shares of Herley Common Stock has not commenced. The Company intends to file a tender offer statement on Schedule TO with the SEC, and Herley also intends to file a solicitation/recommendation statement on Schedule 14D-9, with respect to the Offer described in this Current Report on Form 8-K and the exhibits attached hereto. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement will contain important information, including the various terms of, and conditions to, the Offer, that should be read carefully by Herley's stockholders before they make any decision with respect to the Offer. Such materials, when prepared and ready for release, will be made available to Herley's stockholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC's website: www.sec.gov and may also be obtained by directing a request to the Corporate Secretary of Kratos Defense & Security Solutions, Inc., at (858) 812-7300.

        The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for an underwritten public offering in connection with its proposed acquisition of Herley. Before you invest in such offering, you should read the preliminary prospectus supplement, including the base registration statement (and accompanying prospectus), and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer or any underwriter participating in the offering will arrange to send you the preliminary prospectus supplement and accompanying prospectus if you request them by calling toll-free (877) 547-6340.

Item 2.02.    Results of Operations and Financial Condition

        On February 7, 2011, the Company issued a press release regarding the Company's preliminary financial results for the fourth quarter and fiscal year 2010. The full text of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01    Other Events.

        On February 7, 2011, the Company (i) issued a press release announcing the proposed acquisition of Herley, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, (ii) issued a press release announcing the launch of an underwritten public offering of its common stock, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference, and (iii) conducted a conference call (the "Conference Call") to discuss the acquisition of Herley and to provide preliminary financial results for the fourth quarter and fiscal year 2010. A copy of the Conference Call script is attached hereto as Exhibit 99.4 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)
Financial Statements of Businesses Acquired.

        This Current Report on Form 8-K incorporates by reference to Annex B of Kratos' Prospectus Supplement to Registration Statement on Form S-3 (File No. 333-161340), filed with the SEC on February 7, 2011 (the "Prospectus Supplement"), the following financial statements of Herley (including the notes thereto): (i) audited consolidated (a) balance sheets as of August 1, 2010 and August 2, 2009, (b) statements of operations for the fifty-two weeks ended August 1, 2010 and August 2, 2009, and the fifty-three weeks ended August 3, 2008, (c) statements of shareholders' equity for the fifty-two weeks ended August 1, 2010 and August 2, 2009 and the fifty-three weeks ended August 3, 2008, (d) statements of cash flows for the fifty-two weeks ended August 1, 2010 and August 2, 2009 and the fifty-three weeks ended August 3, 2008; and (ii) condensed consolidated (a) balance sheets as of October 31, 2010 (unaudited) and August 1, 2010, (b) statements of income for the thirteen weeks ended October 31, 2010 (unaudited) and November 1, 2009, and (c) statements of cash flows for the thirteen weeks ended October 31, 2010 (unaudited) and November 1, 2009 (collectively, the "Herley Financial Statements").

        Also incorporated herein by reference to the Prospectus Supplement are the following reports related to the foregoing financial statements of Herley: (i) Report of Independent Certified Public Accountants, Grant Thornton LLP, dated October 14, 2010, (ii) Reports of Independent Registered Public Accounting Firm, Brightman Almagor Zohar & Co., each dated October 4, 2010, (iii) Report of Independent Registered Public Accounting Firm, Grant Thornton, dated October 14, 2010, and (iv) Report of Independent Registered Public Accounting Firm, Marcum LLP, dated October 16, 2009 (collectively, the "Herley Reports" and together with the Herley Financial Statements the "Herley

Financials"). The Herley Financials are attached hereto as Exhibit 99.5 and hereby incorporated by reference.

        A copy of each of the consents of the registered public accounting firms relating to certain financial statements of Gichner Holdings, Inc. ("Gichner"), acquired by the Company on May 19, 2010, Henry Bros. Electronics, Inc. ("HBE"), acquired by the Company on December 15, 2010, Herley and General Microwave Israel Corp., a subsidiary of Herley, is attached hereto as Exhibit 23.1, Exhibit 23.2, Exhibit 23.3 and Exhibit 23.4, and Exhibit 23.5, respectively, and hereby incorporated by reference.

(b)
Pro Forma Financial Information.

        This Current Report on Form 8-K incorporates by reference to the Prospectus Supplement Kratos' unaudited pro forma condensed combined (i) balance sheet of as of September 26, 2010; (ii) statements of operations for the nine months ended September 26, 2010; and (iii) statements of operations for the twelve months ended December 27, 2009. The foregoing unaudited pro forma condensed combined financial data is intended to show how the acquisition of Herley, Gichner and HBE might have affected historical financial statements of Kratos if such acquisitions had been completed at an earlier time and was prepared based on the historical financial results reported by Kratos, Herley, Gichner and HBE. A copy of the foregoing unaudited pro forma condensed combined financial statements are included herein as Exhibit 99.6 and are hereby incorporated by reference.

(d)
Exhibits.

2.1	Agreement and Plan of Merger, dated February 7, 2011, by and among Kratos Defense & Security Solutions, Inc., Lanza Acquisition, Co. and Herley Industries, Inc. (incorporated by reference to Annex A to the Prospectus Supplement dated February 7, 2011, pursuant to the Registration Statement on Form S-3 of Kratos Defense & Security Solutions, Inc. (File No. 333-161340)).
10.1	Commitment Letter, dated February 7, 2011, by and among Kratos Defense & Security Solutions, Inc. and Jefferies Group, Inc., Key Capital Corporation and OPY Credit Corp.
10.2	First Supplemental Indenture, dated as of February 7, 2011, by and among Kratos Defense & Security Solutions, Inc., the guarantors listed on Exhibit A thereto and Wilmington Trust FSB.
10.3	Second Amendment Agreement, dated as of February 7, 2011, among Kratos Defense & Security Solutions, the lenders named therein, and KeyBank National Association.
23.1	Consent of Registered Public Accounting Firm, Plante & Moran, PLLC.
23.2	Consent of Registered Public Accounting Firm, Amper, Politziner & Mattia LLP.
23.3	Consent of Registered Public Accounting Firm, Marcum LLP.
23.4	Consent of Registered Public Accounting Firm, Grant Thornton LLP.
23.5	Consent of Registered Public Accounting Firm, Brightman Almagor Zohar & Co.
99.1	Press release dated February 7, 2011, announcing preliminary fourth quarter and fiscal year 2010 financial results
99.2	Press release dated February 7, 2011, announcing the proposed acquisition of Herley Industries, Inc.

99.3	Press release dated February 7, 2011, announcing the underwritten public offering of common stock.
99.4	Conference call script, February 7, 2011.
99.5
Audited financial statements of Herley Industries, Inc. for the (i) fifty-two weeks ended August 1, 2010 and August 2, 2009, and the fifty-three weeks ended August 3, 2008, including the auditor's reports related thereto and (ii) thirteen weeks ended October 31, 2010 (unaudited) and November 1, 2009 (incorporated by reference to Annex B to the Prospectus Supplement dated February 7, 2011, pursuant to the Registration Statement on Form S-3 of Kratos Defense & Security Solutions, Inc. (File No. 333-161340)).
99.6
Kratos Defense & Security Solutions, Inc.'s unaudited pro forma condensed combined (i) balance sheet as of September 26, 2010; (ii) statements of operations for the nine months ended September 26, 2010; and (iii) statements of operations for the twelve months ended December 27, 2009 (incorporated by reference to the Prospectus Supplement dated February 7, 2011, pursuant to the Registration Statement on Form S-3 of Kratos Defense & Security Solutions, Inc. (File No. 333-161340)).

Forward-Looking Statements

        Certain statements in this Current Report on Form 8-K and in the press releases attached hereto may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the Offer and the proposed Merger; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Herley and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and neither the Company nor Herley undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

        Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of the Company and Herley; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed acquisition of Herley; unexpected costs, charges or expenses resulting from the proposed acquisition of Herley; litigation or adverse judgments relating to the proposed acquisition of Herley; risks relating to the consummation of the contemplated acquisition of Herley, including the risk that the closing conditions to the Offer or the proposed Merger will not be satisfied; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Company's Annual Report on Form 10-K for the year ended December 27, 2009, which was filed with the SEC on March 11, 2010, under the heading "Item 1A—Risk Factors," in the Annual Report on Form 10-K of Herley for the year ended August 1, 2010, which was filed with the SEC on October 14, 2010, under the heading "Item 1A—Risk Factors" and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of the Company and Herley.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.
By:	/s/ Eric DeMarco Eric DeMarco President and Chief Executive Officer

Date: February 7, 2011

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 2.02. Results of Operations and Financial Condition
  Item 8.01 Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES